                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  September 10, 1997


                           THE TIMES MIRROR COMPANY
              (Exact Name of Registrant as Specified in Charter)

       DELAWARE                      1-13492                      95-4481525
(State of Incorporation)     (Commission File No.)    (IRS Employer Identification No.)


              TIMES MIRROR SQUARE, LOS ANGELES, CALIFORNIA 90053
             (Address of Principal Executive Offices)  (Zip Code)



      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (213) 237-3700



                                     NONE
         (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events.

The following holders of the Registrant's zero coupon subordinated Liquid Yield Option(TM) Notes due 2017 (the "LYONs") have recently notified the Registrant that they beneficially own the principal amounts at maturity of LYONs shown below, which they may from time to time offer and sell pursuant to the Registrant's Registration Statement No. 333-30773 under the Securities Act of 1933, as amended, relating to the LYONs and the Prospectus dated August 22, 1997 included therein.

                                                                Principal Amount
                                                                   at Maturity
                                                                     of LYONs
                                                                ----------------
Black Diamond Limited (1)..................................         $1,174,000
Black Diamond Partners, L.P. (1)...........................         $  991,000
Highbridge Capital Corporation (2).........................         $  121,000
Worldwide Transactions Ltd. (1)............................         $  214,000

______________________
(1) The Registrant was not previously aware that these holders beneficially own LYONs.
(2) An increase of $121,000 over the $24,000,000 previously disclosed to the Registrant.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            THE TIMES MIRROR COMPANY
                                                  (Registrant)



Date:  September 10, 1997                   By:  _______________________________
                                                 Thomas Unterman
                                                 Senior Vice President and
                                                 Chief Financial Officer

                                       2